Exhibit 99.1

June 23, 2006

HELMERICH & PAYNE STOCKHOLDERS APPROVE
INCREASE IN AUTHORIZED CAPITAL TO EFFECT STOCK SPLIT

Helmerich & Payne, Inc. announced that at a special meeting of the stockholders held today, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company. The additional shares will accommodate the previously announced two-for-one stock split, which was approved by the Company’s Board of Directors on March 1, 2006. The stock split is payable in the form of a stock dividend which will be distributed on July 7, 2006, to stockholders of record on June 26, 2006.

Statements in this release that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” section of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

Contacts:  Doug Fears
(918) 588-5208
Juan Pablo Tardio
(918) 588-5383